Exhibit 99

Piper Jaffray Companies Announces
2013 Fourth Quarter and Year-end Results

MINNEAPOLIS – January 29, 2014 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended December 31, 2013.
Financial Highlights

•
Adjusted net income from continuing operations(1) was $30.5 million, or $1.91 per diluted common share(1), in the fourth quarter of 2013, compared to $16.8 million, or $0.95 per diluted common share, in the fourth quarter of 2012, and $11.6 million, or $0.72 per diluted common share, in the third quarter of 2013.

•
Record adjusted net revenues from continuing operations(1) of $182.6 million in the fourth quarter of 2013. Adjusted net revenues were $140.6 million and $125.0 million in the fourth quarter of 2012 and the third quarter of 2013, respectively.

•	Adjusted pre-tax operating margin(1) was 23.1% in the fourth quarter of 2013, compared to 17.8% and 13.9% in the fourth quarter of 2012 and the third quarter of 2013, respectively.

•	Assets under management were $11.2 billion at December 31, 2013, compared to $9.1 billion in the year-ago period and $10.6 billion at the end of the third quarter of 2013.

•	We returned $55.9 million of capital to shareholders during 2013 by repurchasing 1,720,000 shares, representing 11% of our outstanding common stock at an average price of $32.52 per share.

•	Book value per share increased 6.0% from December 31, 2012 to $51.08 a share at December 31, 2013.

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
(Amounts in thousands,	Dec. 31,	Sept. 30,	Dec. 31,	4Q '13	4Q '13	Dec. 31,	Dec. 31,	Percent
except per share data)	2013	2013	2012	vs. 3Q '13	vs. 4Q '12	2013	2012	Inc/(Dec)
As Adjusted(1)
Net revenues	$182,643	$125,023	$140,605	46.1%	29.9%	$516,401	$484,778	6.5%
Net income from continuing operations	$30,453	$11,646	$16,822	161.5%	81.0%	$59,547	$54,328	9.6%
Earnings per diluted common share from continuing operations	$1.91	$0.72	$0.95	163.9%	100.4%	$3.56	$2.98	19.5%

U.S. GAAP
Net revenues	$187,576	$128,314	$140,911	46.2%	33.1%	$525,195	$488,952	7.4%
Net income from continuing operations	$27,952	$6,851	$15,565	308.0%	79.6%	$49,829	$47,075	5.9%
Earnings per diluted common share from continuing operations	$1.75	$0.42	$0.88	316.7%	98.9%	$2.98	$2.58	15.5%
Earnings per diluted common share	$1.70	$0.33	$0.67	415.2%	153.7%	$2.70	$2.26	19.5%
Pre-tax operating margin from continuing operations	22.4%	9.4%	16.2%			14.4%	14.1%

(1)
A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

For the fourth quarter of 2013, net revenues from continuing operations on a U.S. GAAP basis were $187.6 million. Net income from continuing operations on a U.S. GAAP basis was $28.0 million, or $1.75 per diluted common share, for the quarter ended December 31, 2013.
For the twelve months ended December 31, 2013, net revenues from continuing operations on a U.S. GAAP basis were $525.2 million. Net income from continuing operations on a U.S. GAAP basis was $49.8 million, or $2.98 per diluted common share, in 2013. For a reconciliation of our U.S. GAAP results to the adjusted results, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
“We finished the year very strong generating sequential improvement across all areas of the company,” said Andrew S. Duff, chairman and chief executive officer. “As a result, we produced our best quarterly revenue since we went public in 2004. Our Equity and Asset Management businesses led the way, supported by our Fixed Income activities which rebounded from difficult market conditions in mid-year.”
Duff continued, “We executed effectively on our strategy, which focuses our resources on our strongest, highest margin businesses. For the year, our Revenues, Net Income and most importantly, ROE, improved over 2012. Key execution steps included expanding our resources in public finance and M&A primarily through acquisitions, and significant additions to our Fixed Income business.”

Fourth Quarter Results from Continuing Operations – Non-GAAP Basis
Throughout the Adjusted Consolidated Expenses and Business Segment Results sections of this press release the firm presents financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation for acquisition-related agreements, and (4) restructuring and acquisition integration costs. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Consolidated Expenses
For the fourth quarter of 2013, adjusted compensation and benefits expenses were $110.7 million, up 27% and 41% compared to the fourth quarter of 2012 and the third quarter of 2013, respectively, due to improved financial results.

For the fourth quarter of 2013, adjusted compensation and benefits expenses were 60.6% of adjusted net revenues, compared to 61.9% and 62.7% for the fourth quarter of 2012 and the third quarter of 2013, respectively. The adjusted compensation ratio decreased compared to both periods due to an increased revenue base.

Adjusted non-compensation expenses were $29.9 million for the fourth quarter of 2013, up 5% and 3% compared to the year-ago period and the third quarter of 2013, respectively.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The operating results of our Hong Kong capital markets business, and FAMCO, an asset management subsidiary sold in the second quarter of 2013, are presented as discontinued operations for all periods presented.

Capital Markets
For the quarter, Capital Markets generated adjusted pre-tax operating income of $31.1 million, compared to $19.6 million and $9.8 million in the fourth quarter of 2012 and the third quarter of 2013, respectively.

Adjusted net revenues were $155.0 million, up 25% and 45% compared to the year-ago period and the third quarter of 2013, respectively.

•
Equity financing revenues of $34.1 million increased 89% compared to the fourth quarter of 2012 due to more completed transactions and higher revenue per transaction. Revenues increased 14% compared to the sequential quarter due to higher revenue per transaction.

•
Fixed income financing revenues were $22.3 million, up 9% compared to the year-ago period due to higher revenue per transaction. Revenues increased 74% compared to the third quarter of 2013 due to more completed transactions and higher revenue per transaction.

•
Advisory services revenues were $35.3 million, down 21% compared to the fourth quarter of 2012 and up 74% compared to the third quarter of 2013. Revenues were unfavorable compared to the year-ago period due to fewer completed transactions as sellers were motivated to complete transactions during 2012 due to pending tax increases. Revenues increased compared to the third quarter of 2013 due to higher revenue per transaction.

•
Equity institutional brokerage revenues of $26.1 million increased 30% and 14% compared to the fourth quarter of 2012 and the third quarter of 2013, respectively, due to improved trading performance. Also, revenues improved compared to both periods due to higher gains from our equity strategic trading activities, which we began in the second half of 2013 to leverage the firm's intellectual capital and diversify our strategic trading efforts.

•
Fixed income institutional brokerage revenues were $26.5 million, up 18% and 55% compared to the fourth quarter of 2012 and the third quarter of 2013, respectively, due to an improved secondary fixed income trading environment. Revenues also increased compared to the third quarter of 2013 as results from the firm's fixed income strategic trading businesses improved compared to the sequential quarter.

•
Management and performance fees earned from managing our alternative asset management funds were $1.2 million, up 113% and 11% compared to the year-ago period and the sequential quarter, respectively. The increase compared to the fourth quarter of 2012 was primarily driven by higher assets under management (AUM) from net client inflows.

•
Adjusted investment income, which includes gains and losses on our merchant banking and firm investments, was $11.3 million compared to $0.9 million in the year-ago period and $4.6 million in the sequential quarter. Adjusted revenues increased compared to both periods due primarily to higher gains on our merchant banking investments.

•
Long-term financing expenses, which represent interest paid on the firm's variable rate senior notes and syndicated bank facility, were $1.8 million, down 37% compared to the fourth quarter of 2012. The decrease was due to additional costs recognized in the fourth quarter of 2012 upon prepayment of the syndicated bank facility. Long-term financing expenses were flat compared to the third quarter of 2013.

•
Adjusted operating expenses for the fourth quarter were $123.9 million, up 18% and 27% compared to the prior year quarter and the third quarter of 2013, resulting from higher compensation expenses due to improved operating results and business expansion.

•
Adjusted segment pre-tax operating margin was 20.1% compared to 15.8% in the year-ago period and 9.1% in the third quarter of 2013. Adjusted pre-tax operating margin improved compared to both periods due to leverage on our non-compensation expenses from higher adjusted net revenues.

Asset Management
For the quarter ended December 31, 2013, Asset Management generated adjusted pre-tax operating income of $11.0 million, up 103% and 43% compared to the fourth quarter of 2012 and the third quarter of 2013, respectively.

Net revenues were $27.6 million, an increase of 69% and 53% compared to the fourth quarter of 2012 and the third quarter of 2013, respectively, due to higher management and performance fees. Performance fees, the majority of which are recorded in the fourth quarter if earned, were $7.1 million in the current quarter, compared to $0.1 million in the year-ago period and the third quarter of 2013. Net revenues also increased compared to both periods due to higher management fees from increased AUM due to market appreciation.

•	Adjusted operating expenses for the current quarter were $16.6 million, up 52% and 60% compared to the year-ago period and the third quarter of 2013, respectively, due to higher compensation expenses.

•
Adjusted segment pre-tax operating margin was 39.8%, compared to 33.0% in the year-ago period and 42.6% in the third quarter of 2013. Adjusted segment pre-tax margin improved relative to the prior year quarter due to higher adjusted net revenues, and decreased relative to the sequential quarter due to higher compensation expenses.

•
Assets under management were $11.2 billion at the end of the fourth quarter of 2013, compared to $9.1 billion in the year-ago period and $10.6 billion at the end of the third quarter of 2013. Increases in AUM have been driven by market appreciation.

Other Matters
In the fourth quarter of 2013, we reversed the full amount of our U.K. subsidiary's deferred tax asset valuation allowance resulting in a $4.0 million, or $0.25 per diluted common share, tax benefit to our results of operations for the quarter.

Fourth Quarter Results from Discontinued Operations – U.S. GAAP Basis
Discontinued operations include the results of our Hong Kong capital markets business, which we shut down in 2012, and FAMCO, an asset management subsidiary we sold in the second quarter of 2013.

For the quarter ended December 31, 2013, the net loss from discontinued operations was $0.8 million, or $0.05 per diluted common share. The net loss was driven by remaining costs related to the sale of FAMCO and the liquidation of our Hong Kong subsidiaries. The net loss from discontinued operations was $3.7 million, or $0.21 per diluted common share, in the year-ago period and a net loss of $1.5 million, or $0.09 per diluted common share, in the third quarter of 2013.

Full-Year 2013 Results from Continuing Operations – Non-GAAP Basis
Adjusted Consolidated Expenses
For 2013, adjusted compensation and benefits expenses were $319.6 million, up 8% compared to 2012, due to improved financial performance. Adjusted compensation and benefits expenses were 61.9% of adjusted net revenues, up from 61.0% in 2012 primarily due to changes in our mix of revenues.

Adjusted non-compensation expenses were $111.0 million in 2013, consistent with the prior year.

Business Segment Results
Capital Markets
For 2013, Capital Markets generated adjusted pre-tax operating income of $52.3 million, consistent with $53.6 million in 2012. Adjusted net revenues were $434.5 million in 2013, up 3% compared to $420.0 million in the prior year.

Adjusted operating expenses were $382.2 million in 2013, up 4% compared to 2012. Adjusted segment pre-tax operating margin was 12.0%, down slightly from 2012.

Asset Management
For 2013, Asset Management generated adjusted pre-tax operating income of $33.5 million, up 35% compared to 2012. Net revenues were $81.9 million in 2013, up 27% compared to 2012 due to higher management and performance fees.

Adjusted operating expenses were $48.4 million in 2013, up 21% compared to 2012, due to higher compensation expenses. Adjusted segment pre-tax operating margin was 40.9% compared to 38.3% in 2012. The increase in adjusted segment pre-tax operating margin in 2013 resulted from improved operating results which were driven by higher net revenues.

Other Matters
During 2013, the firm returned $55.9 million of capital to shareholders by repurchasing approximately 1,720,000 shares, or 11% of our outstanding common stock, at an average price of $32.52 per share. The firm has $39.5 million remaining on its share repurchase authorization, which expires on September 30, 2014.

In 2013, the firm acquired $15.5 million, or approximately 387,000 shares, related to employee obligations on the vesting of equity awards.

Additional Shareholder Information*

	For the Quarter Ended
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012
Full time employees	1,026	1,002	907
Equity financings
# of transactions	26	27	16
Capital raised	$3.8 billion	$4.8 billion	$1.5 billion
Negotiated tax-exempt issuances
# of transactions	97	61	121
Par value	$1.8 billion	$1.3 billion	$1.6 billion
Mergers & acquisitions
# of transactions	13	11	22
Aggregate deal value	$1.3 billion	$1.0 billion	$6.8 billion
Asset Management
AUM	$11.2 billion	$10.6 billion	$9.1 billion
Common shareholders’ equity	$734.7 million	$707.4 million	$733.3 million
Rolling 12 month return on average common shareholders’ equity **	6.2%	4.1%	5.7%
Rolling 12 month return on average tangible common shareholders’ equity †	9.3%	6.1%	8.7%
Book value per share	$51.08	$49.11	$48.20
Tangible book value per share ‡	$33.66	$31.56	$32.39

*	Number of employees, transaction data, and AUM reflect continuing operations; other numbers reflect continuing and discontinued results.

**
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†    Rolling 12 month return on average tangible common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity less average goodwill and identifiable intangible assets. Management believes that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business. Average shareholders’ equity is the most directly comparable GAAP financial measure to average tangible shareholders’ equity. The following is a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012
Average common shareholders’ equity	$728,187	$730,348	$721,131
Deduct: average goodwill and identifiable intangible assets	244,770	243,883	249,398

Average tangible common shareholders’ equity	$483,417	$486,465	$471,733
‡    Tangible book value per share is computed by dividing tangible shareholders’ equity by common shares outstanding. Tangible shareholders’ equity equals total shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012
Common shareholders’ equity	$734,676	$707,365	$733,292
Deduct: goodwill and identifiable intangible assets	250,564	252,761	240,480

Tangible common shareholders’ equity	$484,112	$454,604	$492,812

Additional Shareholder Information* – Continued

	For the Year Ended
	Dec. 31, 2013	Dec. 31, 2012
Equity financings
# of transactions	92	67
Capital raised	$19.9 billion	$9.1 billion ^
Negotiated tax-exempt issuances
# of transactions	413	444
Par value	$7.9 billion	$7.3 billion
Mergers & acquisitions
# of transactions	31	40
Aggregate deal value	$2.9 billion	$10.2 billion

*	Number of employees, transaction data, and AUM reflect continuing operations; other numbers reflect continuing and discontinued results.

^	Due to size, Facebook IPO capital raised has been excluded.

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results Wed., Jan. 29 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after Jan. 29 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #31229398. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET Jan. 29 at the same Web address or by calling (855)859-2056 and referencing reservation #31229398.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: 612 303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the interest rate environment and outlook for equity markets), the market positioning of and prospects for our public finance business , the environment and prospects for capital markets and corporate advisory transactions (including our performance in specific sectors), our integration of Seattle-Northwest Securities Corporation and Edgeview Partners, L.P., the anticipated benefits from our hiring of an investment banking team from Partnership Capital Growth and other hires in our fixed income institutional brokerage business, expected additional costs relating to the sale of FAMCO and the liquidation of our Hong Kong business, anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation ratio, revenue levels, operating margins, earnings per share, and return on equity), current deal pipelines (or backlogs), our strategic priorities (including growth in public finance, asset management, and corporate advisory), or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•	further interest rate volatility, especially if the changes are rapid or severe, could continue to negatively impact our fixed income institutional business;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
the expected benefits of the Seattle-Northwest and Edgeview acquisitions and any hires that we make, including the hiring of a team as was done in the case of Partnership Capital Growth, may take longer than anticipated to achieve and may not be achieved in their entirety or at all, and will depend upon our integration of the companies and performance of new hires proving successful; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2012, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2014 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '13	4Q '13	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2013	2013	2012	vs. 3Q '13	vs. 4Q '12	2013	2012	Inc/(Dec)
Revenues:
Investment banking	$91,639	$62,848	$82,887	45.8%	10.6%	$248,563	$232,958	6.7%
Institutional brokerage	46,572	35,318	37,369	31.9	24.6	146,648	166,642	(12.0)
Asset management	27,461	18,701	16,761	46.8	63.8	83,045	65,699	26.4
Interest	14,940	12,360	10,395	20.9	43.7	50,409	37,845	33.2
Investment income/(loss)	13,281	5,279	(248)	151.6	N/M	21,566	4,903	339.9
Total revenues	193,893	134,506	147,164	44.2	31.8	550,231	508,047	8.3

Interest expense	6,317	6,192	6,253	2.0	1.0	25,036	19,095	31.1

Net revenues	187,576	128,314	140,911	46.2	33.1	525,195	488,952	7.4

Non-interest expenses:
Compensation and benefits	111,933	79,426	87,415	40.9	28.0	322,464	296,882	8.6
Occupancy and equipment	6,624	6,509	6,783	1.8	(2.3)	25,493	26,454	(3.6)
Communications	5,391	5,778	4,431	(6.7)	21.7	21,431	20,543	4.3
Floor brokerage and clearance	1,764	2,109	2,120	(16.4)	(16.8)	8,270	8,054	2.7
Marketing and business development	5,219	5,447	4,926	(4.2)	5.9	21,603	19,908	8.5
Outside services	9,237	8,082	8,188	14.3	12.8	32,982	27,998	17.8
Restructuring and integration costs	866	3,823	—	(77.3)	N/M	4,689	3,642	28.7
Intangible asset amortization expense	1,772	2,899	1,736	(38.9)	2.1	7,993	6,944	15.1
Other operating expenses	2,718	2,181	2,530	24.6	7.4	4,657	9,516	(51.1)
Total non-interest expenses	145,524	116,254	118,129	25.2	23.2	449,582	419,941	7.1

Income from continuing operations before income tax expense	42,052	12,060	22,782	248.7	84.6	75,613	69,011	9.6

Income tax expense	10,260	2,886	7,422	255.5	38.2	20,390	19,470	4.7

Income from continuing operations	31,792	9,174	15,360	246.5	107.0	55,223	49,541	11.5

Discontinued operations:
Loss from discontinued operations, net of tax	(818)	(1,529)	(3,741)	(46.5)	(78.1)	(4,739)	(5,807)	(18.4)

Net income	30,974	7,645	11,619	305.2	166.6	50,484	43,734	15.4

Net income/(loss) applicable to noncontrolling interests	3,840	2,323	(205)	65.3	N/M	5,394	2,466	118.7

Net income applicable to Piper Jaffray Companies (a)	$27,134	$5,322	$11,824	409.8%	129.5%	$45,090	$41,268	9.3%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$24,445	$4,826	$10,198	406.5%	139.7%	$40,596	$35,335	14.9%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '13	4Q '13	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2013	2013	2012	vs. 3Q '13	vs. 4Q '12	2013	2012	Inc/(Dec)
Amounts applicable to Piper Jaffray Companies
Net income from continuing operations	$27,952	$6,851	$15,565	308.0%	79.6%	$49,829	$47,075	5.9%
Net loss from discontinued operations	(818)	(1,529)	(3,741)	(46.5)	(78.1)	(4,739)	(5,807)	(18.4)
Net income applicable to Piper Jaffray Companies	$27,134	$5,322	$11,824	409.8%	129.5%	$45,090	$41,268	9.3%

Earnings/(loss) per basic common share
Income from continuing operations	$1.75	$0.42	$0.88	316.7%	98.9%	$2.98	$2.58	15.5%
Loss from discontinued operations	(0.05)	(0.09)	(0.21)	(44.4)	(76.2)	(0.28)	(0.32)	(12.5)
Earnings per basic common share	$1.70	$0.33	$0.67	415.2%	153.7%	$2.70	$2.26	19.5%

Earnings/(loss) per diluted common share
Income from continuing operations	$1.75	$0.42	$0.88	316.7%	98.9%	$2.98	$2.58	15.5%
Loss from discontinued operations	(0.05)	(0.09)	(0.21)	(44.4)	(76.2)	(0.28)	(0.32)	(12.5)
Earnings per diluted common share	$1.70	$0.33	$0.67	415.2%	153.7%	$2.70	$2.26	19.5%

Weighted average number of common shares outstanding
Basic	14,378	14,621	15,253	(1.7)%	(5.7)%	15,046	15,615	(3.6)%
Diluted	14,397	14,626	15,256	(1.6)%	(5.6)%	15,061	15,616	(3.6)%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data from Continuing Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '13	4Q '13	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2013	2013	2012	vs. 3Q '13	vs. 4Q '12	2013	2012	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$34,139	$30,010	$18,039	13.8%	89.3%	$100,224	$73,180	37.0%
Debt	22,313	12,808	20,504	74.2	8.8	74,284	74,102	0.2
Advisory services	35,255	20,215	44,495	74.4	(20.8)	74,420	86,165	(13.6)
Total investment banking	91,707	63,033	83,038	45.5	10.4	248,928	233,447	6.6

Institutional sales and trading
Equities	26,092	22,958	20,134	13.7	29.6	91,169	75,723	20.4
Fixed income	26,543	17,083	22,413	55.4	18.4	76,275	111,492	(31.6)
Total institutional sales and trading	52,635	40,041	42,547	31.5	23.7	167,444	187,215	(10.6)

Management and performance fees	1,214	1,094	571	11.0	112.6	3,891	1,678	131.9

Investment income	16,191	7,892	1,237	105.2	N/M	30,404	9,840	209.0

Long-term financing expenses	(1,802)	(1,797)	(2,871)	0.3	(37.2)	(7,420)	(7,982)	(7.0)

Net revenues	159,945	110,263	124,522	45.1	28.4	443,247	424,198	4.5

Operating expenses	126,930	103,906	105,099	22.2	20.8	393,231	371,628	5.8

Segment pre-tax operating income	$33,015	$6,357	$19,423	419.3%	70.0%	$50,016	$52,570	(4.9)%

Segment pre-tax operating margin	20.6%	5.8%	15.6%			11.3%	12.4%

Asset Management
Management and performance fees
Management fees	$19,123	$17,547	$16,069	9.0%	19.0%	$71,314	$63,236	12.8%
Performance fees	7,124	60	121	N/M	N/M	7,840	785	898.7
Total management and performance fees	26,247	17,607	16,190	49.1	62.1	79,154	64,021	23.6

Investment income	1,384	444	199	211.7	595.5	2,794	733	281.2

Net revenues	27,631	18,051	16,389	53.1	68.6	81,948	64,754	26.6

Operating expenses	18,594	12,348	13,030	50.6	42.7	56,351	48,313	16.6

Segment pre-tax operating income	$9,037	$5,703	$3,359	58.5%	169.0%	$25,597	$16,441	55.7%

Segment pre-tax operating margin	32.7%	31.6%	20.5%			31.2%	25.4%

Total
Net revenues	$187,576	$128,314	$140,911	46.2%	33.1%	$525,195	$488,952	7.4%

Operating expenses	145,524	116,254	118,129	25.2	23.2	449,582	419,941	7.1

Pre-tax operating income	$42,052	$12,060	$22,782	248.7%	84.6%	$75,613	$69,011	9.6%

Pre-tax operating margin	22.4%	9.4%	16.2%			14.4%	14.1%

N/M — Not meaningful
Segment pre-tax operating income and segment pre-tax operation margin exclude the results of discontinued operations.

Piper Jaffray Companies
Preliminary Selected Summary Financial Information from Continuing Operations (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '13	4Q '13	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2013	2013	2012	vs. 3Q '13	vs. 4Q '12	2013	2012	Inc/(Dec)
Revenues:
Investment banking	$91,639	$62,848	$82,887	45.8%	10.6%	$248,563	$232,958	6.7%
Institutional brokerage	46,572	35,318	37,369	31.9	24.6	146,648	166,642	(12.0)
Asset management	27,461	18,701	16,761	46.8	63.8	83,045	65,699	26.4
Interest	11,400	9,605	9,497	18.7	20.0	40,292	35,097	14.8
Investment income	10,956	3,872	63	183.0	N/M	19,540	2,697	624.5
Total revenues	188,028	130,344	146,577	44.3	28.3	538,088	503,093	7.0

Interest expense	5,385	5,321	5,972	1.2	(9.8)	21,687	18,315	18.4

Adjusted net revenues (2)	$182,643	$125,023	$140,605	46.1%	29.9%	$516,401	$484,778	6.5%

Non-interest expenses:
Adjusted compensation and benefits (3)	$110,652	$78,445	$87,094	41.1%	27.0%	$319,560	$295,598	8.1%
Ratio of adjusted compensation and benefits to adjusted net revenues	60.6%	62.7%	61.9%			61.9%	61.0%

Adjusted non-compensation expenses (4)	$29,860	$29,138	$28,467	2.5%	4.9%	$111,036	$110,765	0.2%
Ratio of adjusted non-compensation expenses to adjusted net revenues	16.3%	23.3%	20.2%			21.5%	22.8%

Adjusted income:
Adjusted income from continuing operations before adjusted income tax expense (5)	$42,131	$17,440	$25,044	141.6%	68.2%	$85,805	$78,415	9.4%
Adjusted operating margin (6)	23.1%	13.9%	17.8%			16.6%	16.2%

Adjusted income tax expense (7)	11,678	5,794	8,222	101.6	42.0	26,258	24,087	9.0

Adjusted net income from continuing operations (8)	$30,453	$11,646	$16,822	161.5%	81.0%	$59,547	$54,328	9.6%
Effective tax rate (9)	27.7%	33.2%	32.8%			30.6%	30.7%

Adjusted net income from continuing operations applicable to Piper Jaffray Companies’ common shareholders (10)	$27,435	$10,561	$14,509	159.8%	89.1%	$53,612	$46,517	15.3%

Adjusted earnings per diluted common share from continuing operations	$1.91	$0.72	$0.95	163.9%	100.4%	$3.56	$2.98	19.5%

Weighted average number of common shares outstanding
Diluted	14,397	14,626	15,256	(1.6)%	(5.6)%	15,061	15,616	(3.6)%

N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data from Continuing Operations (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '13	4Q '13	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2013	2013	2012	vs. 3Q '13	vs. 4Q '12	2013	2012	Inc/(Dec)
Capital Markets
Investment banking
Financing
Equities	$34,139	$30,010	$18,039	13.8%	89.3%	$100,224	$73,180	37.0%
Debt	22,313	12,808	20,504	74.2	8.8	74,284	74,102	0.2
Advisory services	35,255	20,215	44,495	74.4	(20.8)	74,420	86,165	(13.6)
Total investment banking	91,707	63,033	83,038	45.5	10.4	248,928	233,447	6.6

Institutional sales and trading
Equities	26,092	22,958	20,134	13.7	29.6	91,169	75,723	20.4
Fixed income	26,543	17,083	22,413	55.4	18.4	76,275	111,492	(31.6)
Total institutional sales and trading	52,635	40,041	42,547	31.5	23.7	167,444	187,215	(10.6)

Management and performance fees	1,214	1,094	571	11.0	112.6	3,891	1,678	131.9

Investment income	11,258	4,601	931	144.7	N/M	21,610	5,666	281.4

Long-term financing expenses	(1,802)	(1,797)	(2,871)	0.3	(37.2)	(7,420)	(7,982)	(7.0)

Adjusted net revenues (2)	155,012	106,972	124,216	44.9	24.8	434,453	420,024	3.4

Adjusted operating expenses (12)	123,884	97,217	104,588	27.4	18.4	382,157	366,408	4.3

Adjusted segment pre-tax operating income (5)	$31,128	$9,755	$19,628	219.1%	58.6%	$52,296	$53,616	(2.5)%

Adjusted segment pre-tax operating margin (6)	20.1%	9.1%	15.8%			12.0%	12.8%

Asset Management
Management and performance fees
Management fees	$19,123	$17,547	$16,069	9.0%	19.0%	$71,314	$63,236	12.8%
Performance fees	7,124	60	121	N/M	N/M	7,840	785	898.7
Total management and performance fees	26,247	17,607	16,190	49.1	62.1	79,154	64,021	23.6

Investment income	1,384	444	199	211.7	595.5	2,794	733	281.2

Net revenues	27,631	18,051	16,389	53.1	68.6	81,948	64,754	26.6

Adjusted operating expenses (13)	16,628	10,366	10,973	60.4	51.5	48,439	39,955	21.2

Adjusted segment pre-tax operating income (13)	$11,003	$7,685	$5,416	43.2%	103.2%	$33,509	$24,799	35.1%

Adjusted segment pre-tax operating margin (6)	39.8%	42.6%	33.0%			40.9%	38.3%

Total
Adjusted net revenues (2)	$182,643	$125,023	$140,605	46.1%	29.9%	$516,401	$484,778	6.5%

Adjusted operating expenses (12)	140,512	107,583	115,561	30.6	21.6	430,596	406,363	6.0

Adjusted pre-tax operating income (5)	$42,131	$17,440	$25,044	141.6%	68.2%	$85,805	$78,415	9.4%

Adjusted pre-tax operating margin (6)	23.1%	13.9%	17.8%			16.6%	16.2%

N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2013	2013	2012	2013	2012
Net revenues:
Net revenues – U.S. GAAP basis	$187,576	$128,314	$140,911	$525,195	$488,952
Adjustments:
Revenue related to noncontrolling interests (11)	(4,933)	(3,291)	(306)	(8,794)	(4,174)
Adjusted net revenues	$182,643	$125,023	$140,605	$516,401	$484,778

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$111,933	$79,426	$87,415	$322,464	$296,882
Adjustments:
Compensation from acquisition-related agreements	(1,281)	(981)	(321)	(2,904)	(1,284)
Adjusted compensation and benefits	$110,652	$78,445	$87,094	$319,560	$295,598

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$33,591	$36,828	$30,714	$127,118	$123,059
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,093)	(968)	(511)	(3,400)	(1,708)
Restructuring and integration costs	(866)	(3,823)	—	(4,689)	(3,642)
Amortization of intangible assets related to acquisitions	(1,772)	(2,899)	(1,736)	(7,993)	(6,944)
Adjusted non-compensation expenses	$29,860	$29,138	$28,467	$111,036	$110,765

Income from continuing operations before income tax expense:
Income from continuing operations before income tax expense – U.S. GAAP basis	$42,052	$12,060	$22,782	$75,613	$69,011
Adjustments:
Revenue related to noncontrolling interests (11)	(4,933)	(3,291)	(306)	(8,794)	(4,174)
Expenses related to noncontrolling interests (11)	1,093	968	511	3,400	1,708
Compensation from acquisition-related agreements	1,281	981	321	2,904	1,284
Restructuring and integration costs	866	3,823	—	4,689	3,642
Amortization of intangible assets related to acquisitions	1,772	2,899	1,736	7,993	6,944
Adjusted income from continuing operations before adjusted income tax expense	$42,131	$17,440	$25,044	$85,805	$78,415

Income tax expense:
Income tax expense – U.S. GAAP basis	$10,260	$2,886	$7,422	$20,390	$19,470
Tax effect of adjustments:
Compensation from acquisition-related agreements	498	382	125	1,130	499
Restructuring and integration costs	337	1,487	—	1,824	1,417
Amortization of intangible assets related to acquisitions	583	1,039	675	2,914	2,701
Adjusted income tax expense	$11,678	$5,794	$8,222	$26,258	$24,087

Net income from continuing operations applicable to Piper Jaffray Companies:
Net income from continuing operations applicable to Piper Jaffray Companies – U.S. GAAP basis	$27,952	$6,851	$15,565	$49,829	$47,075
Adjustments:
Compensation from acquisition-related agreements	783	599	196	1,774	785
Restructuring and integration costs	529	2,336	—	2,865	2,225
Amortization of intangible assets related to acquisitions	1,189	1,860	1,061	5,079	4,243
Adjusted net income from continuing operations	$30,453	$11,646	$16,822	$59,547	$54,328

Continued on next page

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2013	2013	2012	2013	2012
Net income from continuing operations applicable to Piper Jaffray Companies' common shareholders:
Net income from continuing operations applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$25,182	$6,213	$13,425	$44,863	$40,307
Adjustments:
Compensation from acquisition-related agreements	705	543	169	1,597	672
Restructuring and integration costs	477	2,118	—	2,579	1,905
Amortization of intangible assets related to acquisitions	1,071	1,687	915	4,573	3,633
Adjusted net income from continuing operations applicable to Piper Jaffray Companies' common stockholders	$27,435	$10,561	$14,509	$53,612	$46,517

Earnings per diluted common share from continuing operations:
U.S. GAAP basis	$1.75	$0.42	$0.88	$2.98	$2.58
Adjustments:
Compensation from acquisition-related agreements	0.05	0.04	0.01	0.11	0.04
Restructuring and integration costs	0.03	0.14	—	0.17	0.12
Amortization of intangible assets related to acquisitions	0.07	0.12	0.06	0.30	0.23
Non-U.S. GAAP basis, as adjusted	$1.91	$0.72	$0.95	$3.56	$2.98

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income from continuing operations before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income from continuing operations earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income from continuing operations before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.